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Exhibit 5.1

December 24, 2014

NGL Energy Partners LP
6120 S. Yale, Suite 805
Tulsa, Oklahoma 74136

  Re:
  NGL Energy Partners LP and NGL Energy
   Finance Corp. Registration Statement on Form S-4.

Ladies and Gentlemen:

        We have acted as special counsel to NGL Energy Partners LP, a Delaware limited partnership (the "Partnership"), and NGL Energy Finance Corp., a Delaware corporation ("NGL Finance" and, together with the Partnership, the "Issuers"), in connection with the public offering of (i) $450,000,000 aggregate principal amount of the Issuers' 6.875% Senior Notes due 2021 (the "2021 Exchange Notes"), which are to be guaranteed pursuant to guarantees thereof (the "2021 Guarantees") by each of the subsidiaries of the Partnership that is listed in Exhibit A hereto (the "Guarantors"), and (ii) $400,000,000 aggregate principal amount of the Issuers' 5.125% Senior Notes due 2019 (the "2019 Exchange Notes" and, together with the 2021 Exchange Notes, the "Exchange Notes"), which are to be guaranteed pursuant to guarantees thereof (the "2019 Guarantees" and, together with the 2021 Guarantees, the "Guarantees") by each of the Guarantors. The Issuers and the Guarantors are referred to collectively herein as the "Obligors."

        The 2021 Exchange Notes are to be issued under the 2021 Notes Indenture (as defined below) pursuant to an exchange offer (the "2021 Notes Exchange Offer") by the Issuers, in exchange for a like principal amount of the Issuers' issued and outstanding 6.875% Senior Notes due 2021 (the "Original 2021 Notes"), as contemplated by the 2021 Registration Rights Agreement (as defined below). The 2019 Exchange Notes are to be issued under the 2019 Notes Indenture (as defined below) pursuant to an exchange offer (the "2019 Notes Exchange Offer" and, together with the 2021 Notes Exchange Offer, the "Exchange Offers") by the Issuers, in exchange for a like principal amount of the Issuers' issued and outstanding 5.125% Senior Notes due 2019 (the "Original 2019 Notes"), as contemplated by the 2019 Registration Rights Agreement (as defined below).

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

  (i)
  the registration statement on Form S-4 of the Obligors (File Number 333-197341), filed with the Securities and Exchange Commission (the "SEC") on July 10, 2014, as amended by Amendment No. 1 thereto filed with the SEC on August 20, 2014 and Amendment No. 2 thereto filed with the SEC on December 24, 2014 (such registration statement, as so amended, the "Registration Statement");

  (ii)
  the Registration Rights Agreement dated as of October 16, 2013 (the "2021 Registration Rights Agreement") among the Issuers, the subsidiaries of the Partnership party thereto and the initial purchasers party thereto;

  (iii)
  the Registration Rights Agreement dated as of July 9, 2014 (the "2019 Registration Rights Agreement") among the Issuers, the subsidiaries of the Partnership party thereto and the initial purchasers party thereto;

  (iv)
  the Indenture dated as of October 16, 2013 among the Issuers, the subsidiaries of the Partnership party thereto and U.S. Bank National Association, as trustee (the "Trustee"), as amended and supplemented by the First Supplemental Indenture thereto dated as of December 2, 2013, the Second Supplemental Indenture thereto dated as of April 22, 2014, the Third Supplemental Indenture thereto dated as of July 31, 2014 and the Fourth Supplemental Indenture thereto dated as of December 1, 2014 (such indenture, as so amended and supplemented, being referred to herein as the "2021 Notes Indenture");

  (v)
  the Indenture dated as of July 9, 2014 among the Issuers, the subsidiaries of the Partnership party thereto and the Trustee, as amended and supplemented by the First Supplemental Indenture thereto dated as of July 31, 2014 and the Second Supplemental Indenture thereto dated as of December 1, 2014, (such indenture, as so amended and supplemented, being referred to herein as the "2019 Notes Indenture" and, together with the 2021 Notes Indenture, the "Indentures");

  (vi)
  the form of the 2021 Exchange Notes attached as an exhibit to the 2021 Notes Indenture; and

  (vii)
  the form of the 2019 Exchange Notes attached as an exhibit to the 2019 Notes Indenture.

        We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Obligors and such agreements, certificates of public officials, certificates of officers or other representatives of the Obligors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In rendering the opinions set forth below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents supplied to us as originals, (iv) the conformity to the authentic originals of all documents supplied to us as certified, photostatic or faxed copies, (v) the authenticity of the originals of such latter documents and (vi) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the Exchange Notes will be issued in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

        We note that each of the Indentures (including the Guarantees set forth therein) and each of the Exchange Notes includes a provision stating that such instrument shall be governed by the laws of the State of New York. We also note that the Issuers are organized under the laws of the State of Delaware and, as indicated in Exhibit A hereto, certain of the Guarantors are organized under the laws of the State of Delaware or the State of Texas. We refer to such Guarantors as the "Covered Guarantors." Furthermore, we refer to the Issuers and the Covered Guarantors collectively herein as the "Covered Obligors," and we refer to the Guarantors (other than the Covered Guarantors) as the "Non-Covered Guarantors."

        In conducting our examination of executed documents, we have assumed (i) the valid existence and good standing of each of the parties thereto (other than the Covered Obligors), (ii) that such parties (other than the Covered Obligors) had the power and authority (corporate, partnership, limited liability company or other) to enter into and to incur and perform all their obligations thereunder, (iii) the due authorization by all requisite action (corporate, partnership, limited liability company or other) by such parties (other than the Covered Obligors) and (iv) the due execution and delivery of such documents by such parties (other than the Covered Obligors), except to the extent such execution and delivery by the Non-Covered Guarantors are matters of the laws of the State of New York referred to below.

        With respect to the assumptions stated in the immediately preceding paragraph as to the Non-Covered Guarantors, we note that the registrants under the Registration Statement have obtained and filed as exhibits thereto, the following legal opinions pertaining to each of the Non-Covered Guarantors: (i) a legal opinion of William G. Laughlin, Senior Vice President-Legal and Secretary of NGL Energy Holdings LLC, the general partner of the Partnership, as to the valid existence under the laws of the State of Colorado of each of the Non-Covered Guarantors organized under such laws, the power under such laws of each of such Guarantors to create its obligations under the Guarantees, and the due authorization, execution and delivery under such laws by each of such Guarantors of the 2021

Notes Indenture (which includes the 2021 Guarantees) and the 2019 Notes Indenture (which includes the 2019 Guarantees), (ii) a legal opinion of Holland & Hart LLP, as to the valid existence under the laws of the State of Wyoming of the Non-Covered Guarantor organized under such laws, the power under such laws of each of such Guarantor to create its obligations under the Guarantees, and the due authorization, execution and delivery under such laws by such Guarantor of the 2021 Notes Indenture (which includes the 2021 Guarantees) and the 2019 Notes Indenture (which includes the 2019 Guarantees), (iii) a legal opinion of Wilkin / McMurray PLLC, as to the valid existence under the laws of the State of Oklahoma of each of the Non-Covered Guarantors organized under such laws, the power under such laws of each of such Guarantors to create its obligations under the Guarantees, and the due authorization, execution and delivery under such laws by each of such Guarantors of the 2021 Notes Indenture (which includes the 2021 Guarantees) and the 2019 Notes Indenture (which includes the 2019 Guarantees) and (iv) a legal opinion of Norton Rose Fulbright, as to the valid existence under the laws of the Province of Alberta of the Non-Covered Guarantor organized under such laws, the power under such laws of such Guarantor to create its obligations under the Guarantees, and the due authorization, execution and delivery under such laws by such Guarantor of the 2021 Notes Indenture (which includes the 2021 Guarantees) and the 2019 Notes Indenture (which includes the 2019 Guarantees).

        The opinions expressed herein are limited solely to (i) the laws of the State of New York that are normally applicable to transactions of the type contemplated by the Indentures, the Exchange Notes and the Guarantees, (ii) the laws of the State of Texas, (iii) the General Corporation Law of the State of Delaware, (iv) the Delaware Revised Uniform Limited Partnership Act and (v) the Delaware Limited Liability Company Act (including in the cases of the immediately preceding clauses (iii), (iv) and (v), the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such laws or acts). We express no opinion concerning any other laws.

        Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

  1.
  When the 2021 Exchange Notes (in the form examined by us) have been duly executed by the Issuers, authenticated by the Trustee in accordance with the terms of the 2021 Notes Indenture and issued and delivered upon consummation of the 2021 Notes Exchange Offer against receipt of Original 2021 Notes surrendered in exchange therefor in accordance with the terms of the 2021 Notes Exchange Offer, the 2021 Registration Rights Agreement and the 2021 Notes Indenture, (1) the 2021 Exchange Notes will constitute valid and legally binding obligations of the Issuers and (2) the 2021 Guarantees will constitute valid and legally binding obligations each of the Guarantors (including both the Covered Guarantors and the Non-Covered Guarantors).

  2.
  When the 2019 Exchange Notes (in the form examined by us) have been duly executed by the Issuers, authenticated by the Trustee in accordance with the terms of the 2019 Notes Indenture and issued and delivered upon consummation of the 2019 Notes Exchange Offer against receipt of Original 2019 Notes surrendered in exchange therefor in accordance with the terms of the 2019 Notes Exchange Offer, the 2019 Registration Rights Agreement and the 2019 Notes Indenture, (1) the 2019 Exchange Notes will constitute valid and legally binding obligations of the Issuers and (2) the 2019 Guarantees will constitute valid and legally binding obligations each of the Guarantors (including both the Covered Guarantors and the Non-Covered Guarantors).

        Our opinions expressed above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.

        We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in law.

Very truly yours,
/s/ Andrews Kurth LLP

 Exhibit A

Guarantors

Name of Guarantor	State or other jurisdiction of incorporation or organization
NGL Energy Operating LLC	Delaware
NGL Crude Logistics, LLC	Delaware
NGL Propane, LLC	Delaware
NGL Liquids, LLC	Delaware
NGL Crude Transportation, LLC	Delaware
NGL Crude Cushing, LLC	Oklahoma
High Sierra Crude Oil & Marketing, LLC	Colorado
High Sierra Energy, LP	Delaware
High Sierra Energy Operating, LLC	Colorado
High Sierra Compression, LLC
NGL Crude Pipelines, LLC	Oklahoma
NGL Energy Logistics, LLC	Delaware
NGL Energy Holdings II, LLC	Delaware
NGL Crude Terminals, LLC	Delaware
Lotus Oilfield Services, LLC	Texas
Andrews Oil Buyers, Inc.	Texas
NGL Crude Canada Holdings, LLC	Colorado
High Sierra Transportation, LLC
NGL Marine, LLC	Delaware
Osterman Propane, LLC	Delaware
Hicksgas, LLC	Delaware
NGL-NE Real Estate, LLC	Delaware
NGL-MA Real Estate, LLC	Delaware
NGL-MA, LLC	Delaware
Centennial Energy, LLC	Colorado
Centennial Gas Liquids, ULC	Alberta
NGL Shipping and Trading, LLC	Delaware
NGL Supply Terminal Company, LLC	Delaware
NGL Supply Wholesale, LLC	Delaware
NGL Water Solutions, LLC	Colorado
AntiCline Disposal, LLC	Wyoming
NGL Water Solutions DJ, LLC	Colorado
NGL Water Solutions Eagle Ford, LLC	Delaware
NGL Water Solutions Permian, LLC	Colorado
TransMontaigne Inc.	Delaware
TransMontaigne Product Services Inc.	Delaware
TransMontaigne Services Inc.	Delaware
TransMontaigne GP, L.L.C.	Delaware
NGL Milan Investments, LLC	Colorado
NGL Water Solutions Mid-Continent, LLC	Colorado

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  Exhibit 5.1
  Exhibit A
Guarantors